UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2025

Guggenheim Active Allocation Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23702	87-2512331
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

227 West Monroe Street
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 827-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	GUG	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Fund Administration and Accounting Agreement with BNY

On December 15, 2025, Guggenheim Active Allocation Fund (NYSE: GOF) (the “Fund”) entered into a Fund Administration and Accounting Agreement (the “FAA Agreement”) with The Bank of New York Mellon (“BNY”). Pursuant to the FAA Agreement, BNY performs administrative functions and bookkeeping, accounting and pricing functions for the Fund. For these services, BNY receives a fee, accrued daily and paid monthly, based on average daily net assets of the Fund, subject to a minimum fee per year. The Fund also reimburses BNY for certain out-of-pocket expenses.

The foregoing description of the FAA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the FAA Agreement, which is filed with this report as Exhibit 1.1 and incorporated herein by reference.

Entry into Custody Agreement with BNY

On December 15, 2025, the Fund entered into a Custody Agreement (the “Custody Agreement”) and Foreign Custody Manager Agreement (“Foreign Custody Agreement”) with BNY amending and replacing the prior agreements with BNY dated July 26, 2007. Pursuant to the Custody Agreement, BNY serves as the Fund’s custodian and holds securities and cash on behalf of the Fund in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Pursuant to the Foreign Custody Agreement, BNY provides services as foreign custody manager for the Fund in connection with its services under the Custody Agreement. For its services, BNY receives a monthly fee based upon, among other things, the average daily net assets of the Fund, plus certain charges for securities transactions.

The foregoing description of the Custody Agreement and Foreign Custody Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Custody Agreement and Foreign Custody Agreement, which are filed with this report as Exhibits 1.2 and 1.3, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Fund Administration and Accounting Agreement with MUFG

On December 15, 2025, in conjunction with entering into the FAA Agreement, the Fund terminated its existing administration and accounting agreement with MUFG Investor Services (US) LLC (“MUFG”) (the “Prior FAA Agreement”), subject to the provision of certain ongoing transition services. Other than ordinary course payments under the Prior FAA Agreement through the effective date of termination, no termination or other fees are payable by the Fund in connection with the termination of the Prior FAA Agreement.

Termination of Prior Custody Agreement and Foreign Custody Agreement with BNY

On December 15, 2025, in conjunction with entering into the Custody Agreement and Foreign Custody Agreement, the Fund terminated its existing custody agreement and foreign custody manager agreement with BNY (collectively, the “Prior Custody Agreements”). Other than ordinary course payments under the Prior Custody Agreements through the effective date of termination, no termination or other fees are payable by the Fund in connection with the termination of the Prior Custody Agreements.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

1.1 1.2 1.3

Fund Administration and Accounting Agreement between the Fund and The Bank of New York Mellon.

Custody Agreement between the Fund and The Bank of New York Mellon

Foreign Custody Manager Agreement between the Fund and The Bank of New York Mellon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM ACTIVE ALLOCATION FUND

Date: December 15, 2025	By: /s/ Amy J. Lee_____
Name: Amy J. Lee
Title: Chief Legal Officer and Vice President